UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 2, 2015

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

McDonald’s Corporation (“McDonald’s” or the “Company”) is filing this Current Report on Form 8-K in order to incorporate information it previously announced into the Company’s Prospectus and Prospectus Supplement, each dated July 17, 2015, governing its medium-term notes program.
Recent Developments
On November 10, 2015, the Company announced the following:

•	Refranchising Target Increased

The Company expects to refranchise about 4,000 restaurants with franchised restaurants accounting for approximately 93% of global restaurants by the end of 2018. This increase will position the Company to meet its new longer-term goal to become 95% franchised. The majority of the refranchising will take place in the High Growth and Foundational Market segments.

•	General and Administrative Expense Savings Target Raised

The Company expects to realize net annual general and administrative expense (“G&A”) savings of about $500 million, the vast majority of which is expected to be realized by the end of 2017. This target reflects a 20% reduction from the Company’s G&A base at the beginning of 2015. These savings will be realized through the Company’s refranchising efforts, streamlining across corporate, segment and market organizations, primarily in non-customer facing functions, and realizing greater efficiencies in the Company’s Global Business Services platform. This target excludes the impact of foreign currency changes.

•	Fourth Quarter Dividend Raised

McDonald’s Board of Directors declared a quarterly cash dividend of $0.89 per share of common stock, payable on December 15, 2015, to shareholders of record at the close of business on December 1, 2015. This dividend declaration represents a 5% increase over the Company’s previous quarterly dividend and brings the fourth quarter dividend payout to more than $800 million. McDonald’s has raised its dividend each and every year since paying its first dividend in 1976. The new quarterly dividend of $0.89 per share is equivalent to $3.56 annually.

•	Increased Return to Shareholders

The Company plans to optimize its capital structure and increase its cash return to shareholders target to about $30 billion for the three-year period ending 2016. The vast majority of the $10 billion increase over the previous target is expected to be funded by issuing additional debt.

•	No Real Estate Investment Trust

The Company announced that it would not pursue a real estate investment trust (“REIT”) spin-off for its real estate holdings. The decision followed a close review of the REIT structure, given its potential economic benefits and current market trading multiples, and considered the impact on all stakeholders. The Company concluded that any potential value creation from a REIT was out-weighed by the significant financial and operational risks to the Company’s business.
* * * *
Cautionary Statement Regarding Forward-Looking Statements
This Form 8-K includes forward-looking statements about our plans and future performance. These statements use such words as “may,” “will,” “expect,” “believe,” “plan,” “goal” and “target.” They reflect our expectations and speak only as of the date of this document. Factors that may affect those statements include those factors discussed under the caption “Risk Factors and Cautionary Statement Regarding Forward-Looking Statements” in Part I, Financial Statements, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in our quarterly report on Form 10-Q for the quarter ended September 30, 2015. We do not undertake to update our forward-looking statements. Our expectations (or the underlying assumptions) may change or not be realized, and you should not rely unduly on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	December 2, 2015	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary